SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 16, 1996


                         Property Resources Equity Trust

             (Exact Name of Registrant as Specified in its Charter)


                          California 0-15880 94-3959770

               State or other Commission File Number IRS Employer
                         jurisdiction of Identification
                              incorporation Number


                     1800 Gateway Drive, San Mateo, CA 94404

               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code: (415)312-3000

ITEM 2.  DISPOSITION OF ASSETS

Agora Office Building
4205 North Seventh Avenue
Phoenix, Arizona

On April 16, 1996, pursuant to a contract entered into on February 26, 1996 and amended April 15, 1996, Property Resources Equity Trust (the "Registrant") sold the Agora Office Building, located in Phoenix Arizona (the "Property").

The total sales price included a $100,000 cash payment at sale closing and a $750,000 promissory note payable to the Registrant (the "Note"), secured by the Property and tenant rents. The unaffiliated purchaser is Presson Equity Partners, an Arizona general partnership (the "Buyer"). A real estate brokerage commission of $34,000 was paid to Rein & Grossoehme Commercial Real Estate, L.L.C., an unaffiliated real estate broker retained by the Registrant under a listing agreement dated August 24, 1995. The Property was purchased by the Registrant in September of 1986. The total all cash cost of the Property to the Registrant (including closing costs and acquisition fees) was $2,659,632.

The proceeds to the Registrant from the sale are as follows:

Sales Price                                                    $850,000
Less:
  Brokerage Commission                                           34,000
  Closing Costs                                                   1,473
  Closing Prorations                                             40,925
                                                      ------------------
                                                                 76,398
                                                      ------------------
Net Proceeds to the Registrant                                  773,602
                                                      ------------------

Less:
  Note Principal Amount*                                        750,000
                                                      ------------------

Net Cash Proceeds to the Registrant at sale closing            $ 23,602
                                                      ==================

*The terms of the Note include a 7% interest rate, a two year term and monthly principal and interest payments of $5,814.74. The Note also includes, among other things, provisions for late charges and certain remedies, including a foreclosure of the Property, if a default occurs. The Note is non-recourse to the other assets of the Buyer. If all payments are made according to the terms of the Note, the Buyer will pay the Registrant $102,761 in interest over the term of the Note, as well as, the Note principal amount.

There was no material relationship between the Buyer and the Registrant or any of the affiliates, directors or officers of the Registrant or Property Resources, Inc. (the "Advisor") or any associate of any director or officer of the Registrant or the Advisor.

ITEM 7:  PROFORMA FINANCIAL INFORMATION

In lieu of proforma financial statements, the following narrative describes the proforma financial statement effects resulting from the above-mentioned real estate disposition:

Had this transaction taken place as of December 31, 1995, certain proforma effects would have been reflected in the balance sheet of Property Resources Equity Trust as of December 31, 1995. Rental property would be reduced by $1,088,000 to $8,448,000; accumulated depreciation would be reduced by $386,000 to $1,777,000; cash and cash equivalents would be increased by $24,000 to $636,000; other assets would be decreased by $15,000 to $63,000; note receivable would be reflected in the amount of $750,000; and total assets would be increased by $57,000. Deposits and other liabilities would be decreased by $35,000 to $53,000.

Had this transaction taken place as of January 1, 1995, certain proforma effects would have been reflected in the statement of operations of Property Resources Equity Trust for the year ended December 31, 1995. Rent revenue would be decreased by $148,000 to $947,000; interest income would be increased by $52,000 to $92,000; depreciation and amortization expense would be decreased by $10,000 to $235,000; operating expense would be decreased by $107,000 to $215,000; related party expense would be decreased by $1,000 to $95,000; gain on sale of property would be relected in the amount of $93,000 and net income would be increased by $115,000 to $346,000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.

Dated April 29, 1996                PROPERTY RESOURCES EQUITY TRUST




                                            /s/ David P. Goss
                                            David P. Goss
                                            President